AMENDED EXHIBIT A

                                   PORTFOLIOS
                                   ----------

          Exhibit A to the Custody Agreement dated as of March 22, 1997, between the undersigned is hereby amended, effective September 16, 1998, to list the following three Portfolios:

                                   - Third Avenue Small-Cap Value Fund

                                   - Third Avenue High Yield Fund

                                   - Third Avenue Real Estate Value Fund

As of September 16,1998

                                        THIRD AVENUE TRUST

                                        By:---------------------
                                        Name: Martin J. Whitman
                                        Title: Chairman

                                        CUSTODIAL TRUST COMPANY

                                        By:--------------------
                                        Name: Ronald D. Watson
                                        Title: President